Exhibit 99.1

Convey Announces Closing of Acquisition by TPG

Convey Taken Private by TPG for $10.50 per Share in Cash

FORT LAUDERDALE, FL (October 7, 2022) – Convey Health Solutions Holdings, Inc. (NYSE: CNVY) (“Convey”), a leading healthcare technology and services company, announced today the closing of its acquisition by TPG Capital, the large-scale U.S. and European private equity platform of alternative asset management firm TPG.

On June 21, 2022, Convey announced that TPG Capital had signed a definitive agreement to acquire all of the outstanding shares of Convey common stock not currently owned by TPG or certain management and director shareholders for $10.50 per share in cash, representing an enterprise value of approximately $1.1 billion.

“We look forward to continuing our partnership with TPG as we work together to serve Convey’s health plan clients and their members with our best-in-class technology platforms and business process solutions,” said Stephen Farrell, CEO of Convey.

Effective as of the closing of the transaction, trading of Convey’s common stock has been suspended on the New York Stock Exchange (the “NYSE”) and Convey has requested that its common stock be delisted from the NYSE.

Davis Polk & Wardwell LLP acted as legal counsel to TPG. Centerview Partners acted as financial advisor to the Special Committee of the Board of Directors of Convey and Simpson Thacher & Bartlett LLP acted as its legal counsel. Cravath, Swaine & Moore LLP acted as legal counsel to Convey.

About Convey

Convey is a specialized healthcare technology and services company that is committed to providing clients with healthcare-specific, compliant member support solutions utilizing technology, engagement, and analytics. Convey’s administrative solutions for government-sponsored health plans help to optimize member interactions, ensure compliance, and support end-to-end Medicare processes. By combining its best-in-class, built-for-purpose technology platforms with dedicated and flexible business process solutions, Convey creates better business results and better healthcare consumer experiences on behalf of business customers and partners. Convey’s clients include some of the nation's leading health insurance plans and pharmacy benefit management firms. Their healthcare-focused teams help several million Americans each year to navigate the complex Medicare Advantage and Part D landscape. To learn more about Convey, please visit www.ConveyHealthSolutions.com.

About TPG

TPG is a leading global alternative asset management firm founded in San Francisco in 1992 with $127 billion of assets under management and investment and operational teams in 12 offices globally. TPG invests across five multi-product platforms: Capital, Growth, Impact, Real Estate, and Market Solutions and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. For more information, visit www.tpg.com or @TPG on Twitter.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which TPG and Convey operate and beliefs of and assumptions made by TPG management and Convey management, involve uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of TPG, Convey or the combined company. Words such as “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including, among others:

•	the outcome of any legal proceedings regarding the transaction;

•	failure to retain key management and employees of Convey;

•	issues or delays in the successful integration of Convey’s operations with those of Commodore Parent 2022, LLC, including incurring or experiencing unanticipated costs and/or delays or difficulties;

•	unfavorable reaction to the merger by customers, competitors, suppliers and employees;

•	unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; and

•	additional factors discussed in Convey’s filings with the SEC.

The forward-looking statements contained in this communication are based on management’s current plans, estimates and expectations in light of information currently available to Convey and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting Convey will be those that Convey has anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control, as well as the other factors described in Item 1A, “Risk Factors” in Convey’s 2021 10-K filed with the SEC on March 23, 2022, as supplemented in Item 1A. “Risk Factors” of Convey’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2022. Should one or more of these risks or uncertainties materialize or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. Any forward-looking statement made by Convey speaks only as of the date on which it is made. All future written and oral forward-looking statements attributable to Convey or persons acting on Convey’s behalf are expressly qualified in their entirety by the previous statements. Convey undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

About the Transaction

For more information about the transaction, please see the documents filed by Convey with the SEC regarding the transaction, which may be obtained, free of charge, from the SEC’s website at www.sec.gov or from Convey’s website at https://ir.conveyhealthsolutions.com/financials/sec-filings/default.aspx.

Contacts

Convey

Investor Relations Contact

Gene Mannheimer

ICR Westwicke

ConveyHealthIR@westwicke.com

Media Contact

Tom Pelegrin

Senior Vice President & Chief Revenue Officer

mediarelations@conveyhs.com

TPG

Leslie Shribman and Courtney Power

media@tpg.com

415-743-1550